UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2023
JAMF HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)
(612) 605-6625
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.
On May 4, 2023, Jamf Holding Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2023. In the press release, the Company also announced that it will hold a conference call on May 4, 2023 to discuss its financial results for the quarter ended March 31, 2023. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
John Strosahl Promotion
On May 4, 2023, the Company is announcing that Dean Hager has decided to retire from his position as Chief Executive Officer (Principal Executive Officer) of the Company, effective 11:59 P.M. on September 1, 2023. In connection with Mr. Hager’s resignation, on May 2, 2023, the Company’s Board of Directors approved the leadership transition plan and appointed John Strosahl, the Company’s current Chief Operating Officer and President, to succeed Mr. Hager. Mr. Hager will remain a member of the Company’s Board of Directors following his retirement as Chief Executive Officer, and will work closely with Mr. Strosahl to facilitate a seamless transition. Mr. Strosahl will also join the Company’s Board of Directors concurrently with his appointment to Chief Executive Officer (Principal Executive Officer).
Mr. Strosahl’s biography is set forth in the Company's definitive proxy statement for its 2023 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 13, 2023, and is incorporated herein by reference.
On May 4, 2023, the Company issued a press release announcing the foregoing. The full text of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.
John Strosahl Employment Agreement
In connection the CEO transition, the Company entered into an amended and restated employment letter agreement with Mr. Strosahl, to be effective September 2, 2023 (the “Employment Agreement”). The Employment Agreement provides for at-will employment as the Company’s Chief Executive Officer to begin as of the effective date. As part of his compensation package, Mr. Strosahl will receive or be eligible for (as applicable) (1) an annual base salary of $550,000 (subject to standard review and adjustment by the Compensation & Nominating Committee of the Company’s Board of Directors), (2) an annual cash bonus targeted at up to 100% of his base salary, (3) a one-time RSU award with an aggregate grant date value of $6,000,000 and a grant date coinciding with the Company’s first regular grant cycle following the effective date, and (4) participation in health and welfare benefit programs offered to other Company employees generally. Mr. Strosahl’s RSU grant will be subject to the terms of the Company’s Omnibus Incentive Plan (which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and is incorporated herein by reference) and standard RSU grant agreement (which was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and is incorporated herein by reference), and will vest over four years.
In addition, under the Employment Agreement, upon a termination of Mr. Strosahl’s employment by the Company without Cause or by Mr. Strosahl for Good Reason (as those terms are defined in the Employment Agreement) (each, a “Qualifying Termination”) and subject to Mr. Strosahl’s execution of a separation and release agreement, Mr. Strosahl would receive or be eligible for (as applicable), in addition to any Accrued Amounts (as defined below): (A) a cash severance payment for the applicable severance period; (B) amounts due for COBRA continuation coverage for the applicable severance period (subject to eligibility); and (C) acceleration of 50% of Mr. Strosahl’s then outstanding unvested equity awards that vest based on continued employment or service; provided that, in the event a Qualifying Termination occurs during a Change of Control Period (as discussed further below), the Company would additionally be obligated to pay Mr. Strosahl a prorated bonus for the calendar year that includes the termination date based on deemed achievement of the performance criteria at target levels, and 100% of Mr. Strosahl’s then outstanding unvested equity awards that vest based on continued employment or service would accelerate as of the termination date. “Accrued Amounts” include: (i) any unpaid base salary through the termination date; (ii) any bonus earned but unpaid with respect to the calendar year ending on or preceding the termination date; (iii) any accrued but unused vacation, payable in accordance with the Company’s vacation policy as in effect on the termination date; and (iv) reimbursement for any unreimbursed business expenses incurred through the termination date. The Change of Control Period means the one-year period immediately following a Change of Control and the three-month period immediately preceding a Change of Control. Change of Control has the meaning set forth in the Company’s Omnibus Incentive Plan. The applicable severance period for a Qualifying Termination without Change in Control is 12 months and the applicable severance period for a Qualifying Termination with Change in Control is 18 months.
In addition, Mr. Strosahl is subject to the Company’s standard confidentiality, invention assignment, non-solicit, non-compete, and arbitration agreement.
The above summary of the Employment Agreement with Mr. Strosahl does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
CEO Transition Agreement
In connection with his retirement, the Company entered into a transition and retirement agreement with Mr. Hager (the “CEO Transition Agreement”), dated May 2, 2023. Pursuant to the CEO Transition Agreement, among other things:
•Mr. Hager will continue to serve as Chief Executive Officer through 11:59 P.M. on September 1, 2023.
•Following Mr. Hager’s retirement date, and subject to his earlier resignation or removal in accordance with the terms of the Company’s Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation, Mr. Hager will continue to serve on the Company’s Board of Directors for his current term through the Company’s 2025 annual meeting of shareholders (and any successor term thereafter).
•Mr. Hager will be eligible to receive his annual bonus payment for the 2023 fiscal year, which bonus payment shall be pro-rated up to the retirement date and be payable in a lump sum pursuant to the Company’s general bonus payment policies for executive-level employees.
•So long as Mr. Hager continues to serve on the Company’s Board of Directors, Mr. Hager will continue to vest in his outstanding equity awards, subject to the terms and conditions of the Company’s Omnibus Incentive Plan and applicable award agreements.
•Mr. Hager reaffirmed his commitment to the restrictive covenants under his existing employment letter agreement, dated October 20, 2017 (which was filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and is incorporated herein by reference), as amended by the First Amendment, dated April 22, 2021 (which was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and is incorporated herein by reference).
Except as set forth in the CEO Transition Agreement, Mr. Hager’s employment through his retirement date will remain subject to the terms and conditions set forth in his existing employment letter agreement.
The above summary of the CEO Transition Agreement with Mr. Hager does not purport to be complete and is qualified in its entirety by the full text of the CEO Transition Agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Letter Agreement dated May 2, 2023
10.2	Transition Letter Agreement dated May 2, 2023
99.1	Press Release dated May 4, 2023
99.2	Press Release dated May 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.
Date: May 4, 2023	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer